As filed with the Securities and Exchange Commission on October 10, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1364380
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated

2004 Long-Term Incentive Plan

(Full Title of the Plan)

MICHAEL R. CUNNINGHAM, ESQ.

General Counsel

Red Hat, Inc.

1801 Varsity Drive

Raleigh, North Carolina 27606

(Name and Address of Agent For Service)

(919) 754-3700

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value per share	8,000,000 shares	(2)	$20.83	(3)	$166,640,000	(3)	$17,830

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of 8,000,000 shares issuable under the Amended and Restated 2004 Long-Term Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on October 3, 2006.

STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of the registration statement on Form S-8, File No. 333-121507.

Item 8. Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina on this 10th day of October, 2006.

RED HAT, INC.

By:	/s/ Charles E. Peters, Jr.
Charles E. Peters, Jr.
Executive Vice President and Chief Financial
Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Red Hat, Inc., hereby severally constitute and appoint Charles E. Peters, Jr. and Michael R. Cunningham and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Red Hat, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew J. Szulik Matthew J. Szulik	Chief Executive Officer, President and Chairman of the Board of Directors (Principal executive officer)	October 10, 2006

/s/ Charles E. Peters, Jr. Charles E. Peters, Jr.	Executive Vice President and Chief Financial Officer (Principal financial officer)	October 10, 2006

/s/ Gabriela Gonzalez Gabriela Gonzalez	Controller (Principal accounting officer)	October 10, 2006

/s/ W. Steve Albrecht W. Steve Albrecht	Director	October 9, 2006

/s/ Marye Anne Fox, Ph.D. Marye Anne Fox, Ph.D.	Director	October 3, 2006

/s/ Narendra Gupta Narendra Gupta	Director	October 2, 2006

/s/ William S. Kaiser William S. Kaiser	Director	October 3, 2006

/s/ Eugene McDonald Eugene McDonald	Director	October 3, 2006

/s/ Henry Hugh Shelton Henry Hugh Shelton	Director	October 3, 2006

INDEX TO EXHIBITS

Number	Description
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 23, 2006 (File No. 333-135323)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 14, 2000 (File No. 333-94775)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers, LLP

24	Power of attorney (included on the signature pages of this registration statement)